CENTURION CAPITAL GROUP, INC. CODE OF ETHICS AND BUSINESS CONDUCT FOR

GENWORTH FINANCIAL WEALTH MANAGEMENT, INC
GENWORTH FINANCIAL TRUST COMPANY
ALL MUTUAL FUND FAMILIES LISTED IN EXHIBIT A

Contents

Part One: Policy on Personal Investing			3
I.	Introduction		3
II.	Sanctions		4
III.	Definitions		5
IV.	Standards of Business Conduct		8
	A.	Comply with Policies, Laws, Rules and Regulations	9
	B.	Disclose and Avoid Conflicts of Interest	10
	C.	Place the Interests of Clients First	11
	D.	Avoid Taking Inappropriate Advantage of Your Position	11
	E.	Avoid Misusing Corporate Assets	11
	F.	Corporate and Investment Opportunities	12
	G.	Undue Influence	12
	H.	Protect and Do Not Disclose Confidential Information	12
	I.	Conduct Your Personal Securities Transactions in Full Compliance with this Code	13
	J.	If You Are A Covered Associate, Abide by the Political Contributions Policy	13
	K.	Your Responsibility to Maintain CCGI’s Controllership	13
V.	Personal Investment Transaction Policies		13
	A.	Restrictions on Personal Investment Transactions	14
	B.	Pre-Clearance Requirements	15
VI.	Reporting Requirements of Access Persons		17
	A.	List of Accounts	17
	B.	Initial Holdings Report	17
	C.	Quarterly Transactions Reports	18

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	D.	Annual Holdings Report	19
	E.	Exceptions From Reporting Requirements	20
	F.	Reporting Requirements of Access Persons Who Resign or are Terminated	20
	G.	Annual Certification of Compliance with this Code	20
Part Two: Policy Prohibiting Insider Trading			21
I.	Who is an Insider?		21
II.	What is Material Information?		22
III.	What is Nonpublic Information?		22
	A.	Not Certain if You Have “Inside” Information?	23
	B.	Penalties for Insider Trading	23
	C.	Serving as an Officer or Director of a Publicly Traded Company	23
Part Three: Gift & Entertainment Policy			24
I.	Applicable Laws and Regulations		24
II.	Policy		24
	A.	General Prohibitions	24
	B.	Limitations on Giving or Receiving Gifts	25
	C.	Limitations on Entertainment	25
III.	Compliance Procedures		26
	A.	Providing Policy to Employees	26
	B.	Annual Certification	26
Part Four: Whistleblower Procedures			26
I.	Submission of Complaints		26
II.	Reporting of Submissions		26
III.	Publication and Amendment of Procedures		27
IV.	Contact Information		27

Exhibit A:	Reportable Fund List	28
Exhibit B:	Reportable Account Chart	29
Exhibit C:	Pre-Clearance Chart	30

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Part One: Policy on Personal Investing

I.	Introduction

    Genworth Financial Wealth Management, Inc. (“GFWM”) is a registered investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and provides investment advisory services to various client accounts. Genworth Financial Trust Company (“GFTC”) provides its custodial services exclusively to GFWM clients. GFWM and GFTC are owned by Centurion Capital Group, Inc. (“CCGI”) and no longer affiliated with Genworth Financial, Inc.  The mutual fund families identified on Exhibit A as the “Trusts” are investment companies registered under the Investment Company Act of 1940, as amended (“1940 Act”). Altegris Advisors, LLC (“Altegris”) is a registered investment adviser registered under the Advisers Act providing investment advisory services to the Altegris Family of Mutual Funds listed in Exhibit A. This CCGI Code of Ethics and Business Conduct (the “Code”) applies to GFWM, GFTC (together the “Companies” or “CCGI”) and the Trusts. This Code will apply to the successor names or entities of GFTC and GFWM. The Code is divided into four major parts.  Part One contains the Policy on Personal Investing; Part Two contains the Policy Prohibiting Insider Trading; Part Three contains the Gift and Entertainment Policy; and Part Four contains the Whistleblower Procedures.

    The Code includes standards of business conduct with which the Companies’ employees are required to comply, and reflects the Companies’ fiduciary duties to the Trusts and Companies’ clients. The Code requires compliance with applicable U.S. federal securities laws and incorporates procedures to implement such compliance. The responsibility for maintenance and enforcement of the Code lies substantially with the Chief Compliance Officer (as defined in Section III below) of the Companies and the Trusts. Any violations of the Code must be reported promptly to the Chief Compliance Officer.

    To the extent that this Code imposes obligations on officers, directors, Access Persons and Supervised Persons of the Companies and the Trusts in addition to those required by Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, it does so to promote best practices.  In doing so, the Companies and the Trustees of the Trusts recognize that a failure to comply with any non-mandatory sections herein should not be construed as a violation of Rule 17j-1 or Rule 204A-1.

    As we promote our core values of Heart, Integrity and Excellence, it is our responsibility to demonstrate compliance with company policy and rules.

Prevent compliance problems by
  •      Ensuring that risks associated with the business processes under the your management are systematically identified

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•	Ensuring that policies and procedures, tailored to the particular risk areas faced by a business, are issued and communicated
•	Providing education and legal counseling to ensure that employees, and, where appropriate, third parties understand the requirements of policies and applicable law

Detect compliance problems by

•	Implementing appropriate control measures in business processes to detect heightened risks
•	Promoting an effective whistleblower system that permits employees to raise concerns without fear of retaliation
•	Ensuring that periodic compliance reviews are conducted to assess the effectiveness of the business’ compliance measures and to identify ways of improving them

Respond to compliance problems by
•	Taking prompt corrective action to fix any identified weaknesses
•	Taking appropriate disciplinary action
•	Consulting with legal counsel and making appropriate disclosures to regulators and law enforcement authorities

II.	Sanctions

    In response to a violation of any part of this Code, the Companies or the Boards of Trustees of the Trusts may impose such sanctions as they deem appropriate under the circumstances, including, but not limited to, a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), civil referral to the Securities and Exchange Commission, criminal referral or termination of employment.  Violators may be required to give up any profit or other benefit realized from any transaction in violation of this Code.  The following are examples of conduct that may result in discipline:
•	Actions that violate a policy
•	Requesting others to violate a policy
•	Failure to promptly raise a known or suspected violation of a policy
•	Failure to cooperate in investigations of possible violations of a policy
•	Retaliation against another employee for reporting an integrity concern
•	Failure to demonstrate the diligence needed to ensure compliance with CCGI policies and applicable law

    Violation of a CCGI policy or the Code can also mean breaking the law, subjecting you or the Companies to criminal penalties (fines or jail sentences) or civil sanctions (damage awards or fines).

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III.    Definitions

    This section defines the terms used throughout the first three parts of the Code. The terms defined in this section do not apply to the Whistleblower Procedures found in Part Four.

ACCESS PERSON:  As used in the Code, the term “Access Person” shall mean any Trustee, director or officer (or other person occupying a similar status or performing similar functions) of the Companies or the Trusts.  It also includes any employee of the Companies or the Trusts, and any other person who provides investment advice on behalf of the Companies and is subject to the supervision and control of the Companies.  Similarly, a consultant or contingent worker is considered to be an Access Person, if the Chief Compliance Officer determines that the contractor or contingent worker will have access to non-public information regarding any clients’ purchase or sale of securities or access to information regarding the portfolio holdings of any Reportable Fund. Additionally, any contractor or contingent worker who provides investment advice on behalf of the Companies and is subject to the supervision and control of the Companies, will be considered an Access Person. I Should any such individual obtain access to such information, the Chief Compliance Officer will inform such individual of the change in his or her access status and reporting requirements.  In addition, if an individual obtains information that may affect his or her access status, he or she is encouraged to make the Chief Compliance Officer aware of this potential change.  The Chief Compliance Officer will maintain a list of all Access Persons.

An Access Person is further defined as:

Level 1 Access Person: An employee who may be in a position, through their daily activities, to receive advance notice of trades placed in Managed Accounts or Reportable Funds is considered a Level 1 Access Person.  All employees in Trade Operations, Investment Strategies, GFAM Investment Management, Legal, Compliance, Fund Compliance, Fund Administration, certain GFTC employees as determined by the Chief Compliance Officer, and all members of the senior leadership team of GFWM are Level 1 Access Persons.

Level 2 Access Person: All other employees and non-exempt consultants or contingent workers not included in the aforementioned groups.

AUTOMATIC INVESTMENT PLAN:  The term “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An Automatic Investment Plan includes a Direct Participation Plan or Dividend Reinvestment Plan.  An Automatic Investment Plan may be a Reportable Account if it holds or is capable of holding Reportable Securities.

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BENEFICIAL OWNERSHIP:  The term “Beneficial Ownership” will be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934.  Accordingly, a person will be deemed a “Beneficial Owner” of any security in which the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest (i.e., the opportunity to profit directly or indirectly from a transaction in the security).  A person will be presumed to have Beneficial Ownership in securities held by the person's spouse and other immediate family members (children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, in-laws and adoptive relationships) who share the same household, as well as securities held by a Domestic Partner.

In addition, a person will be presumed to have Beneficial Ownership in securities and accounts subject to the person’s direct or indirect influence or control and/or through which the person obtains the substantial equivalent of ownership, such as securities held by a trust in which the person is a trustee or beneficiary, securities held by a partnership in which the person is the general partner, securities held by a corporation in which the person is a controlling shareholder, or any other similar arrangement.

Any report required by Part One, Section VI of the Code may include a statement that the report will not be construed as an admission that the person making the report has any direct or indirect Beneficial Ownership in the security to which the report relates.

CHIEF COMPLIANCE OFFICER:  The Chief Compliance Officer (“CCO”) is an officer of the Companies who is specifically designated by the Companies or an officer of the Trusts who is specifically designated by the Boards of Trustees of the Trusts to perform functions pursuant to this Code.

DOMESTIC PARTNERSHIP: A person 18 years of age or older who lives in the same residence with an Access Person in an exclusive committed relationship but is neither married nor related.

FEDERAL SECURITIES LAWS:  As used in the Code, the term “Federal Securities Laws” means the Securities Act of 1933, as amended (the “1933 Act”); the Securities Exchange Act of 1934, as amended (the “1934 Act”); the Sarbanes-Oxley Act of 2002, as amended; the 1940 Act; the Advisers Act; Title V of the Gramm-Leach-Bliley Act, as amended; any rules adopted by the U.S. Securities and Exchange Commission (the “SEC”) under any of these statutes; the Bank Secrecy Act as it applies to investment companies and investment advisers; and any rules adopted thereunder by the SEC or the Department of the Treasury.

INDEPENDENT TRUSTEE:  As used in the Code, the term “Independent Trustee” shall mean any Trustee of the Trusts who is not an “interested person” of the Trusts, as defined in section 2(a)(19) of the 1940 Act.

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INITIAL PUBLIC OFFERING: The term “Initial Public Offering” means an offering of securities registered under 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections
13 or 15(d) of the 1934 Act.

LIMITED OFFERING:  The term “Limited Offering” means an offering that is exempt from registration under the 1933 Act pursuant to section 4(2) or Section
4(6) or pursuant to Rule 504, Rule 505 or Rule 506, thereunder.  Limited Offerings may commonly be referred to as private placements.  This includes the Altegris private placements, which are required to be pre-cleared by every Access Person.

MANAGED ACCOUNT:  As used in the Code, the term “Managed Account” means any client account (other than a Reportable Fund) managed by GFAM Investment Management and/or Investment Strategies or any outside investment adviser that GFWM employs to manage client accounts on its behalf.

REPORTABLE ACCOUNT:  The term “Reportable Account”, is an account at a broker, dealer, bank or other financial institution over which you have either direct or indirect ownership, and that holds or is capable of holding Reportable Securities.  CCGI’s 401k plan is a Reportable Account. See Exhibit B for more information.

Special Note:  A Reportable Account does NOT include an account held directly with an open-end investment company other than a Reportable Fund, as defined below.

REPORTABLE FUND: As used in this Code, a “Reportable Fund” means any of the Trusts and the Altegris Family of Mutual Funds, listed in Exhibit A.

REPORTABLE SECURITY:  As used in the Code, the term “Reportable Security” shall have the same meaning as the definition of “security” as set forth in section 2(a)(36) of the 1940 Act, which includes the following:  any note; stock; security future; bond; debenture; evidence of indebtedness; certificate of interest or participation in any profit-sharing agreement; collateral-trust certificate; pre- organization certificate or subscription; transferable share; investment contract; voting-trust certificate; certificate of deposit for a security; fractional undivided interest in oil, gas or other mineral rights; any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof). In addition, shares of exchange-traded funds (“ETFs”) and closed-end funds, variable annuities where the underlying investments are advised or sub-advised by GFWM, are Reportable Securities.

Further note, the term “Reportable Security” differs from the definition of security under section 2(a)(36) in that it does NOT include:

(a)	Direct obligations of the U.S. government; treasuries;

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(b)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements);

(c)	Securities issued by money market funds;

(d)	Shares of registered open-end investment companies, other than the Reportable Funds or ETFs; or

(e)	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds that are not Reportable Funds.

SECURITY HELD OR TO BE ACQUIRED: As used in the Code, a security that is “Held or to Be Acquired” means (1) any security which, within the most recent
15 days (a) is or has been held by the Trusts, or (b) is being or has been considered by the Trusts or the Adviser or a sub-adviser to the Trusts for purchase by the Trusts; and (2) any option to purchase or sell, and any security convertible into exchanged for, such a security.

SECURITY BEING CONSIDERED FOR PURCHASE OR SALE:  A security is “Being Considered for Purchase or Sale” when a recommendation to purchase or sell has been made or communicated to the person responsible for trading.  This includes the Trusts’ “buy” and “sell” orders.

SUPERVISED PERSON:  As used in this Code, the term “Supervised Person” means any Access Person and any other persons that the CCO may, in his or her discretion, deem to be subject to certain provisions of this Code.

IV.	Standards of Business Conduct

    The Code reflects the requirements of the Federal Securities Laws, including Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act.  Each Supervised Person must adhere to the highest standard of professional and ethical conduct and should be sensitive to situations that may give rise to an actual conflict or the appearance of a conflict with our clients’ interests, or have the potential to cause damage to the reputation of the Companies or the Trusts.  To this end, each Supervised Person must act in an ethical manner and with integrity, honesty and dignity.  Acts of dishonesty including the spreading of rumors about CCGI, the Trusts, or companies whose securities are held in the Managed Accounts or Trusts, that could manipulate markets or cause harm to the Managed Accounts or the Reportable Funds is strictly prohibited.  Moreover, each Supervised Person must exercise reasonable care and professional judgment to avoid engaging in actions that put the image of the Companies or the Trusts or their reputations at risk.

    While it is not possible to anticipate all instances of potential conflict or unprofessional conduct, the standard is clear that if you are a Supervised Person and have any doubt as to the appropriateness of any activity, you should consult the CCO. In addition, all Supervised Persons must report any violations of this Code promptly to the CCO. All Supervised Persons are subject to this Code and adherence to the Code is a basic condition of employment or service.

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A.           Comply with Policies, Laws, Rules and Regulations

    Supervised Persons must comply with all laws, rules and regulations applicable to the operations and business of the Companies and the Trusts as well as internal CCGI policies.  Supervised Persons should seek guidance whenever they are in doubt as to the applicability of any law, rule or regulation regarding any contemplated course of action.

    As a Supervised Person, you must comply with all applicable Federal Securities Laws.  This means that Supervised Persons must NOT:

Æ	employ any device, scheme or artifice to defraud the Trusts, a Managed Account or any other client of the Companies in any manner;

Æ
make any untrue statement of a material fact to the Trusts, a Managed Account or any other client of the Companies, or omit to state a material fact necessary in order to make such a statement, in light of the circumstances under which it is made, not misleading;

Æ	engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Trusts, a Managed Account or any other client of the Companies; or

Æ	engage in any manipulative practice with respect to the Trusts, a Managed Account or any other client of the Companies.

Competition Laws

    The competition laws (referred to in the United States as the antitrust laws) are a critical part of the business environment in which CCGI operates. They govern the day-to-day conduct of CCGI’s businesses in setting prices and other aspects of purchasing, selling and marketing goods and services. CCGI is dedicated to compliance with the competition laws in all of its activities. Every employee is responsible for compliance with those laws, as well as for promptly raising concerns about any possible violations to legal counsel, senior management, or through the Whistleblower process. If you have any questions, please consult Legal.

Anti-Money Laundering

    People who are involved in criminal activity may try to “launder” the proceeds of their crimes to hide them or make the proceeds appear legitimate. CCGI will conduct business only with reputable customers who are involved in legitimate business activities and whose funds are derived from legitimate sources. As required by the applicable regulations, GFTC currently abides by its AML policy and procedures.  Please consult with GFTC compliance with any questions.

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B.           Disclose and Avoid Conflicts of Interest

    Each Supervised Person should avoid any conflict of interest with regard to the Adviser and its clients, including the Trusts. A “conflict of interest” occurs when your private or personal interest interferes with the interests of the Adviser and/or the interests of its clients, including the Trusts.  You must disclose any conflict of interest that arises in a specific situation or transaction and resolve the conflict before taking any action.

    CCGI recognizes and respects that employees may take part in legitimate financial, business and other activities outside their jobs. However, those activities must be lawful and free of conflicts with their responsibilities as CCGI employees.

Core Requirements

•	Avoid actions or relationships that might conflict or appear to conflict with your job responsibilities or the interests of the Companies.
•	Obtain necessary approvals from your Manager and disclose the activity to Compliance before accepting any position as an officer or director of an outside business concern.
•
Obtain the approval of your manager when accepting a board position with a not-for profit entity, when there may be a Company business relationship with the entity or an expectation of financial or other support from the Company.

•
Disclose your outside activities, financial interests or relationships that may present a possible conflict of interest (or appearance of a conflict) to your manager as well as legal counsel or compliance. Make these disclosures in writing when such a situation arises as well as when asked to complete a Conflicts of Interest Questionnaire.

Examples of potential conflicts:
•	Holding a financial interest in a company where you could personally affect CCGI’s business with that company
•	Taking a part-time job where you may be tempted to spend time on that job during your normal working hours or to use Company equipment or materials
•
Receiving gifts of greater than nominal value from suppliers, customers or competitors while you are in a position to influence Company decisions that might affect or appear to affect the outside concern (See Part Three: Gifts & Entertainment Policy)

•	Receiving personal discounts or other benefits from suppliers, service providers or customers not available to the general public or similarly situated employees
•
Accepting an offer to purchase “friends and family stock” in a company issuing shares through an initial public offering (IPO) if you interface with that company in your business activities (See Policy on Personal Investing for your pre-clearance responsibilities)

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•	Directing business to a supplier that is owned or managed by a relative or close friend
•	Preferential hiring of, direct supervision of, or making a promotion decision about a spouse, relative or close personal friend
•	A romantic or other personal relationship that may create a conflict of interest with the employee’s Company responsibilities or compromise Company interests

C.           Place the Interests of Clients First

    All Supervised Persons must avoid serving their own personal interests ahead of the interests of the Trusts or any Managed Account.  Every Supervised Person shall notify the CCO of any personal actual or potential conflict of interest or other relationship which may involve the Trusts or any Managed Account, such as the existence of any economic relationship between personal transactions and Securities Held or to Be Acquired by any series of the Trusts or any Managed Account.

D.           Avoid Taking Inappropriate Advantage of Your Position

    The receipt of investment opportunities, perquisites or gifts from persons seeking business with the Companies, the Trusts or any Managed Account could call into question the exercise of a Supervised Person’s independent judgment.  As a Supervised Person, you may not, for example, use your knowledge of portfolio transactions to profit from the market effect of such transactions or accept gifts of such value as to potentially impair your judgment in selecting brokers or other vendors on behalf of the Companies, the Trusts or any Managed Account. In addition, misusing resources, your position or influence to promote or assist an outside business or not-for- profit activity is also an example of a possible violation of this standard of business conduct. All Supervised Persons must also comply with the Gift & Entertainment Policy, which is set forth in Part III of this Code.

E.           Avoid Misusing Corporate Assets

    In order to provide services to its clients, CCGI contracts with various outside investment advisers to provide recommendations that CCGI uses to invest its clients’ assets in the Managed Accounts and the Trusts.  These portfolio recommendations are proprietary assets of those outside advisers, and become proprietary assets to GFWM upon receipt.  As a Supervised Person, you may not use your knowledge of the portfolio construction and transactions effected by CCGI or a contracted outside adviser to perform portfolio management duties for your own account.  For example, a Supervised Person might violate this Code by constructing a substantially similar portfolio to one recommended by a contracted outside adviser. On a more broad scale, you should not misuse the Companies’ resources, intellectual property, time or facilities (including office equipment, e-mail, and computer applications), for personal gain.

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F.           Corporate and Investment Opportunities

    As a Supervised Person, you may not take personal advantage of any opportunity properly belonging to any Managed Account, the Trusts or CCGI. For example, you should not acquire Beneficial Ownership in any security of limited availability without first offering the opportunity to purchase such security to GFWM for the relevant Managed Account or Trusts. On a similar note, you should not personally enrich yourself using opportunities that the Companies could have an interest in that are discovered through the use of your position, the Companies’ information or property.

G.           Undue Influence

    As a Supervised Person, you may not cause or attempt to cause any Managed Account or the Trusts to purchase, sell or hold any security in a manner calculated to create any personal benefit to you.  If you stand to benefit materially from an investment decision for a Managed Account or the Trusts, and you are making or participating in the investment decision, then you must disclose the potential benefit to those persons with authority to make investment decisions for the Managed Account or the Trusts (or, if you are the investment person with authority to make investment decisions for the Managed Account or the Trusts, to the CCO).  The person to whom you report the interest, in consultation with the CCO, must determine whether or not you will be restricted in making or participating in the investment decision.

H.           Protect and Do Not Disclose Confidential Information

    Generally, information relating to the investment activities of the Companies, the Trusts and any Managed Account is confidential.  Such information shall not be disclosed to any persons other than authorized Access Persons.  Consideration of a particular purchase or sale of a security for the Trusts or any Managed Account shall not be disclosed except to authorized persons, as appropriate.  As a Supervised Person, you may obtain nonpublic information concerning the Trusts or any Managed Account, and you must respect the confidential nature of the information and not divulge it unless specifically authorized by the CCO.

    Confidential information includes proprietary information and company trade secrets.  Supervised Persons should be aware of the broad scope of confidential information and take steps to properly protect all Companies’ confidential information. Clearly marking non-public company information, limiting distribution and refraining from sharing company information with anyone outside of CCGI or in any external forum are some examples of safeguarding company information.  If you should have any specific questions in reference to safeguarding company information, please contact the CCO.

    Each employee must take care to protect individually identifiable consumer information and other sensitive personal information from inappropriate or unauthorized use or disclosure.  CCGI has adopted policies to protect private client and business information and take reasonable steps to ensure compliance with such procedures.

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•	Do not acquire, use, or disclose individual consumer information in ways that are inconsistent with the Companies’ privacy policies or with applicable laws or regulations.
•	If you have access to individual consumer information, use that information only for authorized business purposes.
•	Keep secure your business’ records of individual consumer information, including computer-based information.
•
Consult with legal counsel before establishing or updating any system, process, or procedure to collect, use, disclose, or transmit individual consumer information or financial records, or other sensitive personal information.

I.           Conduct Your Personal Securities Transactions in Full Compliance with this Code

    Doubtful situations should be resolved in favor of the Trusts or any Managed Account.Technical compliance with the Code’s procedures will not automatically insulate you from scrutiny with regard to any trades that indicate an abuse of fiduciary duties.

J.           If You Are A Covered Associate, Abide by the Political Contributions Policy

    GFWM, as a registered investment adviser, may advise assets of certain government entities and must therefore abide by Rule 206(4)-5 of the Advisers Act. Certain Supervised Persons are also considered Covered Associates, as defined in Rule 206(4)-5, and must disclose political contributions. If you are a Covered Associate, you must abide by the political contributions reporting and pre-clearance requirements as specified in the Political Contributions Policy.

K.          Your Responsibility to Maintain CCGI’s Controllership

    Controllership comprises four elements that each employee is responsible for keeping: (1) compliance with applicable laws, regulations and CCGI policies; (2) rigorous business processes and controls to ensure  that CCGI’s physical, financial and intellectual property assets are safeguarded; (3) integrity in communications to ensure timely, complete, fair, understandable and accurate reporting of actual and forecasted financial information and non-financial information in reports and documents that CCGI submits to its owners or other government agencies and in public communications; (4) preservation of required documents and records, including all documents that are known to be relevant to pending or reasonably foreseeable litigation, audits or investigations.

V.	Personal Investment Transaction Policies

    Laws and ethical standards impose duties on the Companies, the Trusts and their Access Persons to avoid conflicts of interest between personal investment transactions and the transactions that the Companies make on behalf of their clients.  In view of the sensitivity of this issue, it is important to avoid even the appearance of impropriety. The following personal investment transaction policies are designed to reduce the possibilities for such actual or apparent conflicts and/or inappropriate appearances, while at the same time, preserving reasonable flexibility and privacy in personal securities transactions.  Except as otherwise noted, restrictions on personal investment transactions apply to all Access Persons.

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          employ any device, scheme or artifice to defraud the Trusts, a Managed
Account

A.           Restrictions on Personal Investment Transactions

As an Access Person, unless you are specifically exempt below, the following transactions are prohibited:
Æ
You may not engage in any conduct or trading activity with respect to a Security Held or to Be Acquired by the Reportable Funds or any Managed Account if that conduct would defraud the Reportable Funds or Managed Accounts or be (or appear to be) a manipulative practice with respect to the Reportable Funds or Managed Accounts, including the market timing of Reportable Funds’ shares or short selling a security when it is held long by any Reportable Fund or Managed Account.

Æ
You may not engage in excessive short-term trading of shares of Reportable Funds. If you purchase and sell shares of a Reportable Fund that you have held for less than 30 days, you will be subject to a compliance review in which you will be required to document that you were not involved in market-timing activity.

Æ	You may not purchase or sell, directly or indirectly, for your own account or for any account in which you may have a beneficial interest: any Reportable Security or Reportable Fund which, to your knowledge, is being purchased or sold or is Being Considered for Purchase or Sale by GFWM, sub-advisers or an affiliate for the Reportable Funds or any client, including Managed Accounts, until one day after the Reportable Funds or any client, including Managed Accounts’ have effected their acquisition or sale program. This restriction is known as a “Same-Day Blackout Period.”

The Same-Day Blackout Period does NOT apply to:

▪ Independent Trustees

▪ Purchases or sales effected in any account over which an Access Person has no direct or indirect influence or control.

▪ Purchases or sales of securities that are not eligible for purchase or sale by the Reportable Funds or any Managed Account.

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▪	Purchases or sales that are not based on the decision of the Access Person.

▪	Purchases or sales that are part of an Automatic Investment Plan, as long as the transaction was not made outside of a set allocation.

▪	Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent that such rights were acquired from such issuer.

▪	Purchases or sales not otherwise exempt that receive the prior approval of the CCO because they are only remotely potentially harmful to the Reportable Funds or Managed Accounts. A purchase or sale that would be only remotely potentially harmful to the Trusts is one that is very unlikely to affect a highly institutional market or is clearly not related economically to the securities to be purchased, sold or held for the account of the Trusts. In granting such approval, the CCO shall determine that you are not trading upon any special knowledge acquired by virtue of your position.

▪	Purchases or sales of shares of a Reportable Fund when the Funds are held in a Managed Account.

B.           Pre-Clearance Requirements

Level 1 and Level 2 Access Persons must obtain prior approval from the CCO in writing before directly or indirectly acquiring a Beneficial Ownership in any security in an Initial Public Offering or a Limited Offering.

Level 1 Access Persons must also obtain pre-approval for Reportable Security transactions, including Reportable Security transactions to be made in Beneficially Owned accounts of spouses and Domestic Partners, unless the transaction falls under an exception listed below.Upon receiving written approval,  you will have until the close of market on the next business day to effect the trade, or such other time period deemed appropriate by the CCO. Should you fail to effect the trade during pre-approval period, the approval period will expire, and you must obtain a new written pre-approval before effecting the transaction.  The CCO may refuse to authorize any transaction in a Reportable Security by a Level 1 Access Person without disclosing the reason for the refusal. Please refer to Exhibit C for more information on the types of securities requiring approval.

EXCEPTIONS TO PRE-CLEARANCE FOR LEVEL 1 ACCESS PERSONS:
Æ	Investments made in Managed Accounts or the Trusts for which you have no direct influence or control over the securities purchased or sold. This is known as a “House Account.”

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Æ	Purchases or sales of securities that do not meet the definition of Reportable Security; e.g. money market, CDs, government securities, mutual funds, including the Altegris open-end mutual funds.
Æ	Securities issued by Genworth Financial (GNW), including GNW stock in your Genworth 401k.
Æ	Exercising corporate stock options
Æ	Exercise activity that is related to the purchase of a previously pre- approved options contract
Æ	Any acquisition of securities through the exercise of rights, as a result of corporate actions, as gifts or an inheritance
Æ	Any fixed income security considered a Reportable Security.
Æ	Purchases or sales made in a model portfolio account over which you have no discretion. This account is not exempt from reporting requirements.
Æ
Purchases or sales of Reportable Securities made pursuant to a set allocation in an Automatic Investment Plan that is a Reportable Account. If a purchase or sale of a Reportable Security is made outside of the set allocation, it must be pre-cleared. (See Exhibit C for more information)

Æ	Purchases or sales in Reportable Securities in an account that is Beneficially Owned by a relative, other than a spouse or Domestic Partner, living in the same household as the Level 1 Access Person.
Æ	Purchases or sales in Reportable Securities or Reportable Funds held in the CCGI 401k.

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VI.    Reporting Requirements of Access Persons1

    The Companies and the Trusts will identify all Access Persons who are required to report and will inform you of your reporting obligations.  Every Access Person must submit to the CCO the following reports, except with respect to transactions effected for, and Reportable Securities and Reportable Funds held in, any account over which the Access Person has no direct or indirect influence or control, or if the Access Person is otherwise exempted below.  The required content of each report is described below.

    A.           List of Accounts

    Must be received no later than 10 days after you become an Access Person and must include:

•	Persons in your household who are considered “covered persons,” which includes a spouse, domestic partner, a resident parent you support or minor children; and
•
Brokerage or other accounts maintained by you or such covered persons in which Reportable Securities are held or traded, or capable of being held or traded, including accounts managed on a discretionary basis. With respect to such discretionary accounts, where the Access Person has no investment discretion and the account is a managed account based on model portfolios, you must provide (i) a copy of the investment advisory agreement for the account, and (ii) all other reports set forth below.

B.           Initial Holdings Report2

This report must be received no later than 10 days from the date you become an Access Person. The report must be current as of a date no more than 45 days prior to the date you become an Access Person and must include:

•
Information about any Reportable Security or Reportable Fund in which you had any direct or indirect Beneficial Ownership as of the date you became an Access Person, including the title and type of security; the exchange ticker symbol or CUSIP number, as applicable; and the number of shares and the principal amount;

1 Any report required by this section may contain a statement that the report will not be construed as an admission that you have any direct or indirect beneficial ownership in the Reportable Security to which the report relates.
2 If you are an Independent Trustee, you need not submit an Initial Holdings Report or Annual Holdings Report if you would be required to do so solely by reason of being a Trustee of the Trusts. In addition, you need not submit a Quarterly Transaction Report if you would be required to do so solely by reason of being a Trustee of the Trusts, unless you knew or, in the ordinary course of fulfilling your official duties as a Trustee, should have known, that during the 15 day period immediately before or after your transaction in a Reportable Security, one of the series of the Trusts purchased or sold the Reportable Security or one of the series of the Trusts or CCGI considered purchasing or selling the Reportable Security.
Independent Trustees are also exempt from submitting a List of Accounts and the Annual Certification reports.

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•	The name of any broker, dealer or bank with whom you maintained a Reportable Account as of the date you became an Access Person; and

•	The date on which you submit the report.

C.           Quarterly Transactions Reports

Must be submitted no later than 30 days after the end of a calendar quarter in which any of the following transactions occur and must cover all transactions effected during the relevant calendar quarter:

a)	Any transaction in a Reportable Security or Reportable Fund of which you had any direct or indirect Beneficial Ownership. In this instance, the report must include:

•
The date of the transaction; the title; the exchange ticker symbol or CUSIP number, as applicable; the interest rate and maturity date, if applicable; the number of shares and the principal amount of each Reportable Security involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the Reportable Security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through which the transaction was effected; and

•	The date on which you submit the report.

b)	Any Reportable Account in which any securities were held during the quarter for your direct or indirect benefit. In this instance, the report must include:

•	The name of the broker, dealer or bank with whom you established the account;

•	The date the account was established; and

•	The date on which you submit the report.

c)	Any transactions in an unrestricted securities account. In this instance, the report must include:

•	The name of the broker, dealer or bank with whom you have the unrestricted Genworth Financial stock;

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•	The date the Reportable Security stock became unrestricted. You need NOT make a Quarterly Transaction Report:

Æ	For allocation driven transactions effected pursuant to an Automatic Investment Plan. Transactions that override the set allocation schedule must be reported.

Æ
If the Quarterly Transaction Report would duplicate information contained in broker trade confirmations or account statements received by the CCO for the relevant quarter no later than 30 days after the end of the calendar quarter;

Æ	If all of the information required to be in the Quarterly Transaction Report is contained in the broker trade confirmations or account statements or in the records of the Companies or the Trusts; and

Æ	If you regularly certify that these confirmations and account statements do not omit any reportable transactions.

D.           Annual Holdings Report3

Must be received annually, by the date specified by the CCO (the information must be current as of a date no more than 45 days before the report is submitted). This holding report includes any Reportable Security held in a 401k, including the CCGI 401k, or past live 401k, including any Genworth stock held in your past live Genworth Retirement and Savings Plan or the past live Genworth 401k.  Information must include:

•
Information about any Reportable Security or Reportable Fund in which you have or had any direct or indirect Beneficial Ownership, including the title and type of security; the exchange ticker symbol or CUSIP number, as applicable; the number of shares and the principal amount;

•	The name of any broker, dealer or bank with whom you maintain a Reportable Account; and

•	The date on which you submit the report.

You need NOT make an Annual Holdings Report4:

3Any report required by this section may contain a statement that the report will not be construed as an admission that you have any direct or indirect beneficial ownership in the Reportable Security to which the report relates.
4 If you are an Independent Trustee, you need not submit an Initial Holdings Report or Annual Holdings Report if you would be required to do so solely by reason of being a Trustee of the Trusts. In addition,

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Æ	If the year-end account statement received by the CCO for purposes of the Quarterly Transaction Reporting includes a list of current holdings;

Æ	All of the information required to be in the Annual Holdings Report is contained in the year-end account statement; and

Æ	You annually certify that the account statement includes all Reportable Securities and Reportable Funds.

E.           Exceptions From Reporting Requirements

      Individuals who are on an official leave of absence, as approved by Human Resources (“HR”), will not be required to comply with the reporting requirements of the Code during their leave, as long as all of the following occurs: Timely notification from HR that the individual does not have access to any information that would qualify the person as an Access Person under this Code including, access to all company systems, and email access.

        Should an individual gain access to any company system, including company email or have access to any company information, while on leave of absence, they will automatically be restored to full status as an Access Person, as of the date they obtained access to the system or information, and will become subject to all requirements of this Code, including all reporting requirements herein. HR will immediately notify Compliance of such event.

F.           Reporting Requirements of Access Persons Who  Resign or are Terminated

In the event that an Access Person resigns or is terminated, he or she must provide Compliance with copies of statements for all of their Reportable Accounts through the end of the month in which the Access Person was terminated or resigned. If an Access Person receives quarterly statements for a Reportable Account, the Access Person will be required to provide quarterly statements through the end of the quarter in which the Access Person was terminated or resigned.

G.          Annual Certification of Compliance with this Code

You must certify annually that you have:

you need not submit a Quarterly Transaction Report if you would be required to do so solely by reason of being a Trustee of the Trusts, unless you knew or, in the ordinary course of fulfilling your official duties as a Trustee, should have known, that during the 15 day period immediately before or after your transaction in a Reportable Security, one of the series of the Trusts purchased or sold the Reportable Security or one of the series of the Trusts or CCGI considered purchasing or selling the Reportable Security.
Independent Trustees are also exempt from submitting a List of Accounts and the Annual Certification reports.

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•	Read, understood that you are subject to and have complied with the requirements of this Code; and

•	Reported all personal transactions in Reportable Accounts required to be reported by this Code.

Part Two: Policy Prohibiting Insider Trading

    This Policy Prohibiting Insider Trading is designed to prevent insider trading and the misuse of nonpublic information, as required by section 204A of the Advisers Act. All defined terms are presented in bold and should be referenced back to Section III of Part I of the Code. The laws concerning insider trading generally prohibit:

Æ	The purchase or sale of securities by an insider, while in possession of material nonpublic information;

Æ
The purchase or sale of securities by a non-insider, while in possession of material nonpublic information which was misappropriated or disclosed to the non-insider in violation of an insider’s duty to keep the information confidential; and

Æ	The communication of material nonpublic information in violation of a confidentiality obligation where the information leads to the purchase or sale of securities.

    The term “insider trading” is generally used to refer to (i) a person’s use of material nonpublic information in connection with transactions in securities, or (ii) certain communications of material nonpublic information.  This policy applies to trades made by Access Persons in personal accounts as well as trades made on behalf of clients of the Companies, including the Trusts and any Managed Account.  The Companies and the Trusts require that Access Persons obey the law and not trade on the basis of material nonpublic information.  In addition, Access Persons are discouraged from seeking or knowingly obtaining material nonpublic information about publicly traded companies. It is also considered insider information if an Access Person has access to any material non public information relating to any investment decisions or proprietary product development relating to CCGI and its affiliates.

I.       Who is an Insider?

   The concept of “insider” is broad.  It includes the officers, trustees, employees and majority shareholders of a company.  In addition, you can be considered a “temporary insider” of a company if you enter into a confidential relationship in the conduct of the company’s affairs and as a result, are given access to company information that is intended to be used solely for company purposes.  Analysts are usually not considered insiders of the companies that they follow, although if an analyst analyst knows or should know to be a breach of that representative’s duties to the company, the analyst may be deemed a temporary insider.

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II.     What is Material Information?

    Information is material if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision.  To fulfill the materiality requirement, there must be a substantial likelihood that a fact would have been viewed by the reasonable investor as having significantly altered the total mix of information made available.  No simple “bright-line” test exists to determine whether information is material.  Because assessments of materiality are highly fact-specific, you should direct any questions regarding the materiality of information to the CCO.

    It is impossible to create an exhaustive list of the types of information or events that would be material in all circumstances.  However, the following items are some types of information or events that should be reviewed carefully to determine whether they are material:

▪	earnings information, estimates or results;

▪	mergers, acquisitions, tender offers, joint ventures or changes in assets;

▪	new products or discoveries, or developments regarding customers or suppliers (e.g., the acquisition or loss of a contract);

▪	changes in control or in management;

▪	change in auditors or auditor notification that the issuer may no longer rely on an auditor’s audit report;

▪
events regarding the issuer’s securities -- e.g., defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to the rights of security holders, public or private sales of additional securities; and

▪	bankruptcies or receiverships;

▪	major lawsuit or claim; or

▪	earnings announcements.

III.    What is Nonpublic Information?

    Information is nonpublic if it has not been disseminated in a manner making it available to investors generally.  For example, information contained in a report filed with the SEC, a press release, or other press report appearing in a publication (including a website) of general circulation (i.e., Bloomberg, The Wall Street Journal, Reuters, Associated Press, etc.) would usually be considered generally available to the public.  Limited disclosure does not make the information public.

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A.        Not Certain if You Have “Inside” Information?

       If you have any doubts about whether you are in possession of material, nonpublic information about CCGI or another company, consult the CCO.

If you think that you may have access to material, nonpublic information, you should take the following steps:

▪	Report the information and any proposed trade immediately to the CCO.

▪	Do not purchase or sell the securities on behalf of yourself or others, including the Trusts or any Managed Accounts.

▪	Do not communicate the information to any other employee or person other than the CCO.

▪	After the CCO has reviewed the issue, the CCO will determine whether the information is material and non-public and, if so, what action you and the Companies should take.

B.        Penalties for Insider Trading

    The penalties for trading on or communicating material nonpublic information are severe, both for the individuals involved in the unlawful conduct and for their employers.  You can be subject to some or all of the penalties set forth below even if you do not personally benefit from the violation.  Penalties include:

▪      administrative penalties;

▪      civil injunctions;

▪      disgorgement of profits;

▪      substantial fines;

▪      criminal penalties and/or jail sentences; and

▪      serious disciplinary measures imposed by the Trusts and/or the Companies, including dismissal.

C.        Serving as an Officer or Director of a Publicly Traded Company

   Because officers, directors or trustees of a publicly traded company have special information about that company, the Companies and the Trusts require the CCO’s approval before any of their Trustees, directors, officers or employees may agree to serve as an officer or director of a publicly traded company.  The CCO will design appropriate procedures to mitigate any conflicts of interest and any potential insider trading issues depending upon the requirements of each individual situation.

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Part Three: Gift & Entertainment Policy

    The Companies and the Trusts have jointly adopted this Gift & Entertainment Policy.  The purpose of this Policy is to ensure that Companies’ personnel, in carrying out their respective duties:  (i) act in accordance with the highest ethical standards; (ii) meet all applicable legal and regulatory requirements with respect to the giving and receipt of gifts and entertainment; and (iii) avoid any actual or potential conflicts of interest that may result from the giving or receipt of gifts or entertainment.

    For purposes of this Policy, the distinction between a “gift” and “entertainment” is an important one. Generally, as used throughout this Policy, the term “gift” refers to all items that are accepted from or given to any person as a result of a primarily business relationship. “Entertainment” means any event, meal or activity whose primary purpose is business-related and is offered and attended by a person who himself/herself or through his/her employer or affiliate has a current or prospective business relationship with GFWM or the Trusts.  If the person or entity paying for the entertainment does not have a person or representative attend the event, the event constitutes a “gift” subject to the gift policy.

I.       Applicable Laws and Regulations

    As an investment adviser, GFWM owes general fiduciary duties to its advisory clients that are relevant when considering the receipt of gifts and/or entertainment.All employees who are registered with Capital Brokerage Corporation are under the additional duty to comply with CBC’s Written Supervisory Procedures regarding gifts and entertainment and non-cash compensation arrangements.

II.     Policy

A.        General Prohibitions

    No employee of the Companies may accept or provide any gifts or business entertainment relating to the Companies’ business unless permitted in this Policy.  Before accepting or providing any gift or business entertainment, all employees should use their judgment and consider whether their giving or receipt of such gift or entertainment is consistent with both the letter and the objectives of this Policy. If you have any questions as to the propriety of a specific gift or business entertainment event, you should contact the CCO prior to acceptance.

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As a matter of general policy, you are prohibited from:

1.	Giving or receiving any gift or entertainment that is conditioned upon any future or continuing business relationship with CCGI, the Trusts or a Managed Account.

2.	Soliciting any gifts or entertainment.

3.	Accepting cash gifts.

B.        Limitations on Giving or Receiving Gifts

    You are prohibited from giving or receiving any gift with a value greater than $100 per person per year to or from any person or entity that does business with the Trusts, a Managed Account or the Companies or where the Companies have the power to directly or indirectly spend client funds to hire the person or entity, or recommend that the person or entity be hired or engaged.

If you are giving a gift or entertainment to an ERISA Plan Sponsor, the total value of gifts and entertainment together given per year to any one sponsor cannot exceed $250 in aggregate.

C.        Limitations on Entertainment

    You may receive or participate in “reasonable and customary” business entertainment such as an occasional meal, round of golf, sporting event, theater production or comparable entertainment event, so long as it is neither so frequent nor so extensive as to raise any question of impropriety.  As a general guideline, entertainment provided more frequently than once per quarter by the same vendor or advisor may not be considered “reasonable and customary” business entertainment.

    Before accepting any business entertainment that is valued at greater than $250.00, you must request pre-approval from the CCO. The giver of the entertainment must be present at the event in order to qualify as business entertainment.  If the person giving the entertainment is not present at the event, the entertainment is considered a gift and is subject to the $100 per person per year limitation.

If you are giving a gift or entertainment to an ERISA Plan Sponsor, the total value of gifts and entertainment together given per year to any one sponsor cannot exceed $250 in aggregate.

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III.   Compliance Procedures

A.        Providing Policy to Employees

CCGI will provide each Access Person with a copy of this Policy upon commencement of their employment and periodically thereafter.

B.        Annual Certification

    Each Access Person will certify annually that the employee has received, understands and is in compliance with the policy or, if not in compliance, shall provide a relevant explanation of the circumstances.

Part Four: Whistleblower Procedures

    The purpose of these procedures is to inform all employees of the Companies of the availability of raising integrity concerns or any Reportable Issues within the Companies.  For purposes of these Procedures, “Reportable Issues” include, but are not limited to, issues related to accounting, internal controls or financial reporting for the Trusts; violations of applicable laws, rules or regulations; violations of this Code of Ethics and Business Conduct of the Companies and the Trusts; and any other unethical behavior; “Interested Persons” as used herein, means all employees of the Companies.

    No retaliation against employees will be permitted for good faith reporting of relevant concerns regarding Reportable Issues.

I.       Submission of Complaints

    Employees are required to report to the CCO any Reportable Issue that constitutes a violation of this Code.  Employees are urged to report any potential Reportable Issue or integrity concern and are directed to report this issue locally within their business segment to their supervisor or manager.  Employees may also report a concern to any member of the Compliance team or internal Legal counsel.  The employee may also utilize the independent reporting agency to anonymously submit concerns surrounding a Reportable Issue.  All submissions, as well as any follow-up communications, will be handled through the proper channels and dealt with on confidential basis, if an employee so desires.

II.     Reporting of Submissions

    Issues related to accounting, internal controls or financial reporting for a Trust shall be reported to members of the Audit Committee of the Trust within a reasonable period of time, but in no event later than the next regularly scheduled meeting of the Board, whichever occurs first.  The Board shall consider any such complaints and take action that the Audit Committee, in its discretion, deems appropriate.

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III.	Publication and Amendment of Procedures

These Procedures shall be made readily accessible to all Interested Persons. The Board of Trustees of each Trust shall approve these Procedures and any amendments hereto.

IV.	Contact Information

CCGI has contracted with the following agency to receive employee integrity concerns: Independent Reporting Agency:  Lighthouse Services, Inc.

Online Submission: http://www.lighthouse-services.com/centurioncapital-group

Email: reports@lighthouse-services.com (must include company name with report)

Toll Free Telephone number: (855) 780-0076

Fax Number: (215) 689-3885 (must include company name with report)

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EXHIBIT A

The Trusts
(mutual fund families currently advised by Centurion Capital Group, Inc.)

GPS Funds I (GuideMark Funds)

GPS Funds II (GuideMark and GuidePath Funds) Contra Fund (Genworth Financial
Asset Management Funds)

The Altegris Family of Mutual Funds
(a series of Northern Lights Fund Trust advised by Altegris Advisers)

Altegris Managed Futures Strategy Fund

Altegris Global Macro Strategy Fund

Altegris Futures Evolution Strategy Fund

Altegris Equity Long Short Fund

Altegris Multi-Strategy Alternative Fund

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EXHIBIT B

The following table is a guide to assist Access Persons in understanding the reporting requirements, for specific account types under the Code.
Reporting Requirement
Account Type (All account types are reportable if you can purchase or sell Reportable Securities or Reportable Funds)	Initial Holdings (within 10 days of hire)	Quarterly Transactions (within 30 days after quarter end)	Annual Holdings 1
Brokerage, Trust Company or other trading account	Yes2	Yes2	Yes2
Mutual Fund Account held at Fund Company (Non-Reportable Fund)	No	No	No
401K (CCGI)	N/A	Yes	Yes
401K (Non-CCGI 401K, that holds only Mutual Funds or Non-Reportable Securities)	No	No	No
401K (Non- CCGI 401K, if it holds individual stocks or ETFs)	Yes	Yes	Yes
Managed Account holding GPS, Contra or Altegris Funds on the CCGI platform (“House Accounts”).	No	No	No
Variable Annuities where the underlying investments are advised or sub-advised by GFWM (“Retire Ready product”)	Yes	Yes	Yes
Discretionary Managed Accounts, with Reportable Securities3 (Outside Advisory Accounts)	Yes	Yes	Yes
Peer to Peer Lending Accounts	Yes	Yes	Yes
529 College Savings Plans	No	No	No
Direct Stock Purchase Plans	Yes	No4	Yes
Dividend Reinvestment Plans (DRIPs)	Yes	No4	Yes
Employee Stock Ownership Plans (ESOP)	Yes	No4	Yes
Safe Deposit Box (holds certificates for stock, ETFs, Closed-End funds or other Reportable securities)	Yes	Yes	Yes

If your account type is not listed, please contact Compliance

1 Fulfilled by fourth quarter transaction report from broker if it includes all holdings.
2 This includes outside accounts that hold the Altegris Funds or other Reportable Funds.
3 This requires a discretionary management agreement and reporting.
4 Transactions that override the set allocation schedule must be reported.

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EXHIBIT C

  The following table is a guide to the Pre-Clearance requirements of certain security types depending on your Access Person level.

Security Type	Must be Pre-Cleared Prior to Executing the Transaction
	Level 1	Level 2
Initial Public Offering (IPO)	Yes	Yes
Limited Offerings, Private Placements	Yes	Yes
Stock	Yes1	No
Options	Yes1	No
Exchange-Traded Fund (ETF) – Including Diamonds and Spiders	Yes1 2	No
Closed-End Fund	Yes1	No
Broad-Based Index Options	Yes	No
CDs	No	No
Government Securities	No	No
Mutual Funds	No	No
Money Market	No	No
Securities issued by Genworth	No	No
Bonds or other fixed-income securities	No	No

1 Transactions executed automatically based on a set allocation in an Automatic Investment Plan are exempted from pre-clearance.

2 Transactions executed in CCGI’s 401k or Genworth’s 401k are exempt from pre- clearance.

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